Exhibit 99.01

[SENTO'S LOGO]



         SENTO WINS $1.5 MILLION CONTRACT FOR TECHNICAL SUPPORT IN EMEA

              - Recently Acquired EMEA Capability Led to Expansion
                        of Services to Existing Client -

AMERICAN FORK, Utah, April 26, 2005 - In a move that further advances a long-term relationship, Sento Corporation (Nasdaq: SNTO), a leader in right-channeling customer support solutions, announced a $1.5M expansion to its ongoing contract with one of its highly recognizable software industry customers. In the new agreement, Sento will provide a premier new service, including the ability to remotely assist customers during support calls. Sento will extend these services over the next several months to customers in the EMEA region (Europe, Middle East and Africa).

The new contract covers one year of service, and is automatically renewable along with Sento's current contract. Sento will provide services under the new contract through its Enschede, The Netherlands and Metz, France facilities, which were added through its acquisition of Xtrasource in November 2004.

Sento is instrumental in pioneering the current trend of customer support right-channeling in which support providers blend outsourced live support with best-in-class software solutions. The resulting services let customers choose from a range of Web-enabled self-service options, with live support available as an alternative at every critical point.

Utilizing right channeling, Sento has been able to reduce support costs for its clients at the outset of each new assignment from $7.50 per customer interaction, to under $0.75 per customer interaction.

Sento President and CEO, Patrick O'Neal, notes that this current contract expansion definitively illustrates the strategic importance of the Company's recent European acquisition of Xtrasource.

"Winning this contract is an important example of the value we are realizing from our Xtrasource acquisition," O'Neal said. "With our new direct presence and infrastructure in Europe, Sento has been able to recapture a significant portion of the EMEA business from one of our largest, and pre-existing customers. As you will recall, we also recently announced the EMEA-based ViewSonic contract award. These new contracts illustrate the strength we can provide through the strategic elements we now offer worldwide."


SENTO PROFILE

Sento Corporation (www.sento.com) is one of the industry's most innovative providers of outsourced customer support services. Sento employs right channeling to create custom solutions that integrate live support with the company's best-in-class software solutions. Sento's Customer Choice PlatformSM allows customers to make choices in communication channels from a range of web-enabled self-service options with live support available at every critical point. Sento focuses on the inter-relationship among voice, chat, email, self-service and web forums. Sento targets its customer acquisition, customer service and technical support solutions to a diversified portfolio of clients in multiple vertical segments. Sento's solutions can provide value-added customer support at significant cost reductions when compared to other, traditional outsourced models. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer support in 19 languages.

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FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; difficulties encountered in post-acquisition integration and operation of the acquired assets including retaining existing clients of the acquired company; variations in market and economic conditions; the effect on the Company's earnings of the repricing of options; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB, as amended.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-772-1410 or tony_sansone@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652- 3884 or laurie@shareholder-relations.net

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